                                                                                                         Exhibit 10.2

Confidential Treatment Requested:
Confidential Portions of this document have been redacted and have been filed separately with the Commission

SETTLEMENT AND RELEASE AGREEMENT

This Release Agreement (“Agreement”), is made and entered into effective September 22, 2008, (the “Effective Date”) by and between:

The Regents of the University of California (“The Regents”); and

Micrus Endovascular Corporation (“Micrus”);

Each of The Regents and Micrus may be referred to herein individually as a “Party” or jointly as the “Parties.”

WHEREAS, Micrus and Boston Scientific Corp. (“BSC”) and Target Therapeutics, Inc. (and, collectively with BSC, “Boston Scientific”) are parties to Boston Scientific Corp. and Target Therapeutics, Inc. v. Micrus Corp., Civil Action No. C04-04072 (JW), pending in the United States District Court for the Northern District of California (hereinafter “the Litigation”);

WHEREAS, Micrus and Boston Scientific have entered into a binding and enforceable Settlement and License Agreement (“Settlement Agreement”) between them to finally resolve and settle the Litigation and avoid potential future litigations relating to the claims and causes of action raised in the Litigation;

WHEREAS, The Regents is the owner of certain patents asserted by Boston Scientific against Micrus in the Litigation;

NOW THEREFORE, in consideration of the following terms, releases, covenants, and conditions, the Parties on behalf of themselves hereby agree as follows:

1.
DEFINITIONS.  All definitions set forth in the Settlement Agreement (attached hereto as Exhibit A) shall apply to this Agreement including, without limitation, the definitions of “Affiliates,” “BSC Licensed Patents,” “BSC License,” “[***] Patents,” “[***] Patent,” “[***] patents,” “[***] Patents,” “Excluded Patents” and “Improvements.”

2.
NO ADDITIONAL RIGHTS GRANTED.  No rights other than those set forth in the Settlement Agreement are or will be conveyed by any Party to any other Party by virtue of the Settlement Agreement or this Agreement between Micrus and The Regents.  In particular, no license either express or implied nor any right of sale is granted under the Settlement Agreement or this Agreement to the [***] Patent, [***] patents, [***] Patents or any of the Excluded Patents identified in Section 1.1(C) of the Settlement Agreement.

3.	MUTUAL RELEASES.

3.1          Releases.  Each Party on its own behalf and on behalf of its respective predecessors, successors, direct or indirect parent or subsidiary companies, Affiliates, agents, representatives, attorneys, controlling persons, and assigns, waives and releases, acquits and forever discharges the other Party and each of its respective past or present

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predecessors, successors, direct or indirect parent or subsidiary companies, Affiliates, agents, officers, directors, employees, representatives, attorneys, controlling persons, and assigns, and, in the case of Micrus only, Micrus’s and its Affiliates’ distributors, customers, and manufacturers (but only to the extent the manufacturers have made products for or on behalf of Micrus and not on behalf of a third party), from any and all claims, counterclaims, causes of action, demands, liabilities, losses, damages, costs, expenses, compensation, and all damages and liabilities of any kind or nature whatsoever, direct or indirect, whether in law or equity, whether now known, suspected or claimed, existing as of the Effective Date, which either were raised or could have been raised concerning any of the BSC Licensed Patents and the Micrus Patents and all patent and non-patent claims, counterclaims, and causes of action that either were raised or could have been raised by Boston Scientific and Micrus in the Litigation.  Further, The Regents waives and releases Micrus and each of its respective past or present predecessors, successors, direct or indirect parent or subsidiary companies, Affiliates, agents, officers, directors, employees, representatives, attorneys, controlling persons, assigns, distributors, customers, and manufacturers (but only to the extent the manufacturers have made products for or on behalf of Micrus and not on behalf of a third party) and distributors, customers, and manufacturers of Micrus’s Affiliates (but only to the extent the manufacturers have made products for or on behalf of Micrus’s Affiliates and not on behalf of a third party) from any royalty obligations which arise out of the BSC License, including without limitation, any past, present and future royalties that derive from any of the BSC Licensed Patents that are owned directly or indirectly by The Regents, including the [***] Patents.  Notwithstanding the foregoing, the releases herein do not apply to any acquirer of Micrus or its Affiliates or the Affiliates of such acquirer except for commercialized products, products in clinical trial, or products for which regulatory approval has been applied for in the United States, in each case, made, sold or furnished by Micrus prior to the Effective Date.  The releases do not apply to claims, counter-claims, defenses, or causes of action for the infringement or alleged infringement of any claims of the [***] Patents, the Excluded Patents, and the patents expressly excluded from the BSC Licensed Patents, including without limitation the [***] Patent and [***] patents.

3.2           Defenses Preserved.  Neither this Agreement nor the Settlement Agreement shall prejudice any defenses which a Party may assert in the event that the other Party hereafter alleges infringement of the BSC License Patents or Micrus License Patents, or raises any other claim or cause of action released under this Agreement, including, without limitation, Micrus’s antitrust and state law counterclaims raised in the Litigation.

4.
CALIFORNIA CIVIL CODE § 1542.  The foregoing releases extend to claims referenced in Section 3, which the releasing parties do not know or suspect to exist in their favor, which if known by them would have materially affected their decision to enter into this release.  The Regents and Micrus represent and agree that each has been fully advised by their respective attorneys regarding the contents of Section 1542 of the Civil Code of California.  Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW

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OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Regents and Micrus expressly waive and relinquish all rights and benefits under the above Section 1542, and any similar law or common law principal of similar effect in any jurisdiction with respect to the claims released herein.

5.	COVENANTS NOT TO SUE.

5.1
The Regents’ Covenant Not To Sue Micrus.  The Regents covenants not to sue Micrus and its Affiliates (in this Section 5.1), Affiliates expressly excludes any acquirer of Micrus or its Affiliates or the Affiliates of such acquirer) for alleged direct infringement, contributory infringement or inducement of infringement of the Excluded Patents and the patents expressly excluded from the BSC License Patents, including without limitation the [***] Patent and [***] Patents (to the extent that The Regents has or obtains any rights to sue on these patents) based on Micrus’s and its Affiliates’ making, using, selling, offering for sale, importing or exporting medical devices or methods, on its own behalf (and not on behalf of any third party), that are [***], that are substantially equivalent in design and function to the design and functionality of Micrus’s accused products in the Litigation (identified in the attached Exhibit B). For clarification, this covenant not to sue with respect to the [***] Patents shall not extend to [***].

5.2
The Regents’ Covenant Not To Sue Acquirer.  The Regents further covenants not to sue any acquirer of Micrus or its Affiliates or the Affiliates of such acquirer for alleged infringement of the Excluded Patents and the patents expressly excluded from the BSC License Patents, including without limitation the [***] Patent and [***] Patents (to the extent that The Regents has or obtains any rights to sue on these patents) based on the manufacture, use, sale, offer for sale, import, or export of medical devices, on its own behalf or its Affiliates’ behalf (and not on behalf of any third party), that are: (i) [***]; (ii) commercialized products, products in clinical trial, or products for which regulatory approval has been applied for in the United States, in each case, made, sold or furnished by Micrus and its Affiliates prior to the acquisition or merger, and future Improvements of those products; and (iii)

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substantially equivalent in design and function to the design and functionality of Micrus’s accused products in the Litigation (identified in Exhibit B). For clarification, this covenant not to sue shall extend only to products meeting all three criteria listed above. For clarification, this covenant not to sue with respect to the [***] Patents shall not extend to [***].

5.3
Mutual Covenants Not to Sue.  Each Party covenants not to sue the other Party or any of its Affiliates for any claim that such other Party’s or any of its Affiliates’ manufacture, use, sale, offer for sale, lease, importation, distribution or other transfer of its or its Affiliates’ licensed products and methods (as identified and defined in Sections 4.1 and 4.2 of the Settlement Agreement) constitutes contributory infringement or inducement of infringement of any BSC Licensed Patent or Micrus Licensed Patent.  This covenant not to sue contained in this Section 5.3 does not apply to any acquirer of Micrus or its Affiliates or the Affiliates of such acquirer except with respect to (i) commercialized products; (ii) products in clinical trial; and (iii) products for which regulatory approval has been applied for in the United States, in each case, made, sold or furnished by a Party prior to the acquisition or merger, and future Improvements of those products.  For clarification, this covenant not to sue with respect to the [***] Patents shall not extend to [***].

5.4
Combinations of Acquired Items.  End-users (including hospitals, physicians and their staff) and distributors for Micrus (but expressly excluding other medical device manufacturers) who obtain, directly or indirectly, a product subject to a covenant not to sue (granted in Sections 5.1 or 5.2) from Micrus or any of its Affiliates (“Acquired Item”) shall be immune from suit, under any given claim of the Excluded Patents and the patents expressly excluded from the BSC License Patents, including without limitation the [***] Patent and [***] Patents (to the extent that The Regents has or obtains any rights to sue on these patents) covering the combination of an Acquired Item with another Acquired Item or with one or more other items, for making, using, selling, offering for sale, importing, distributing, or otherwise transferring a combination of one or more Acquired Items with another Acquired Item or with one or more other items, but only to the extent that:  (i) the use, sale, offering for sale, importing, distributing or other transfer of such one or more Acquired Items by Micrus or its Affiliate would absent this Agreement, constitute direct infringement, contributory infringement or inducement of infringement of such claim, and (ii) such claim would not be infringed by such other items separate and apart from the combination with the Acquired Items. The determination of infringement in (i) above shall assume the existence of any necessary knowledge or intent required to constitute infringement.

5.5
If The Regents assigns to a third party, or transfers to a third party any right, title, or interest in, any patents subject to any of the covenants in this Section 5, then the assigning party shall require that such third party is subject to the terms set

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forth in this Section 5 as applicable to such transferred or assigned patent, right, title, or interest.

6.           NO IMPLIED LICENSE.

Except as expressly set forth in the Settlement Agreement, no other rights or licenses are granted to the Licensed Patents and all right, title and interest in the Licensed Patents are reserved by the applicable Party.  Nothing in the Settlement Agreement or in this Agreement shall be construed as conferring by implication, estoppel, or otherwise any license or other right under any patent or intellectual property of Micrus, Boston Scientific or The Regents, except as expressly granted.  Nothing in the Settlement Agreement or in this Agreement shall be construed as a warranty or representation that any acts licensed or immunized hereunder will be free from infringement of the intellectual property of a Party or third party, other than to the extent of the licenses, covenants, and releases that have been expressly granted herein.

7.           MICRUS SETTLEMENT PAYMENT.

In consideration for the releases and covenants granted by The Regents to Micrus under Sections 3 and 5 of this Agreement, Micrus shall pay to The Regents a one-time payment of one million, six-hundred and fifty thousand United States dollars ($1,650,000) on or before the five (5) business days following the Effective Date, which funds shall be transferred to The Regents’ bank account identified below:

Bank of America
1655 Grant Street
Concord, CA  94520
Attn: OTT Depository Account No.12337-17062

ABA Transit Routing No. 121000358
Beneficiary Name: Regents of the University of California
SWIFT Code: B of A US6S

Fax your remittance advice to: (510) 835-3705
University of California
Office of Technology Transfer

8.	MISCELLANEOUS

8.1	Representations and Warranties.

8.1.1
Each Party represents and warrants to the other Party that (i) it has the power and authority to execute and deliver this Agreement and to grant its releases, covenants and perform its obligations hereunder; and (ii) neither it, nor any of its Affiliates, will enter into any other agreement or understanding in conflict with the provisions contained in this Agreement.

  8.1.2 Each Party represents and warrants that it: (a) is represented by competent counsel with respect to this Agreement; (b) has read this Agreement in its entirety; (c) has been advised of its rights and obligations with respect to the execution of this Agreement; and (d) enters into this Agreement knowingly and willingly.

8.2	Costs, Expenses, and Attorneys’ Fees. Each Party shall bear its own costs, expenses, and attorneys’ fees incurred in connection with this Agreement.

8.3
Severability.  In the event that any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason such provision is held unenforceable, in whole or in part, it shall be considered severable and shall be ineffective only to the extent of such prohibition, invalidity or unenforceability without invalidating or having any other adverse effect upon any other provision of the Agreement.

8.4
Entire Agreement.  This Agreement sets out the entire agreement and understanding between the Parties relating to its subject matter and supersedes all prior oral or written representations, agreements, arrangements or understandings between them relating to such subject matter.

8.5
Governing Law.  This Agreement shall be governed by and interpreted under the laws of the State of California, without regard to conflict of laws.  In the event any action should be required to interpret, implement, modify, or enforce the terms and provisions of this Settlement Agreement, or to declare rights under the same, the prevailing party in such action shall recover from the losing party its reasonable attorney’s fees and costs.

8.6
Amendments.  No amendment, change, modification or alteration of the terms and conditions of this Agreement or any appendix hereto shall be binding upon any Party unless in writing and signed by that Party.

8.7
Counterparts.  This Agreement will be effective upon the execution in counterparts via facsimile transmission, each of which shall be deemed an original, and all of which together, shall be deemed a single document.

8.8
Notices.  Any notice required or permitted to be given or made under this Agreement by any Party shall be in writing, sent to such other Party at its address and fax number indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser, and shall be effective upon receipt by the addressee.

If to The Regents:

The Regents of the University of California
Office of the General Counsel
1111 Franklin Street, 8th Floor
Oakland, CA  94607-5200
Attn:       P. Martin Simpson, Esq.
                Rita Hao, Esq.
Facsimile:  (510) 987-9763

UCLA ORA-OIPA
11000 Kinross Avenue
Suite 200
Los Angeles, CA  90095-7231
Attn:                      Emily Loughran
Facsimile:  (310) 794-0638

If to Micrus:

Micrus Endovascular Corporation
Attn: CEO
821 Fox Lane
San Jose, CA  95131

8.9	Survival. The releases, covenants, agreements, representations and warranties made by the Parties herein shall survive the execution of this Agreement.

8.10
Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.11
Drafting.  All Parties and their counsel have reviewed and had the opportunity to contribute to the drafting of this Agreement, and the rule of construction providing that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.  This Agreement shall be construed as drafted by both Parties.

8.12	Headings. The headings of sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.

THE REGENTS OF THE UNIVERSITY OF
CALIFORNIA

Dated: September 22, 2008
	By:	/s/ P Martin Simpson
P. Martin Simpson, Jr.
University Counsel

MICRUS ENDOVASCULAR CORPORATION

Dated: September 22, 2008
	By:	/s/ Gordon Sangster
Gordon Sangster
Chief Financial Officer

EXHIBIT A

SETTLEMENT AGREEMENT

EXHIBIT B

MICRUS ACCUSED PRODUCT LIST